Exhibit 10.2

Execution

DIAMOND OFFSHORE DRILLING, INC.

2021 LONG-TERM STOCK INCENTIVE PLAN

RESTRICTED STOCK AWARD AGREEMENT

This RESTRICTED STOCK AWARD AGREEMENT (this “Agreement”), is made as of May 8, 2021 (the “Grant Date”) between Diamond Offshore Drilling, Inc., a Delaware corporation (the “Company”), and Bernie Wolford, Jr. (the “Participant”), and is made pursuant to the terms of the Company’s 2021 Long-Term Stock Incentive Plan (the “Plan”). Capitalized terms used herein but not defined shall have the meanings set forth in the Plan.

Section 1. Restricted Stock . The Company hereby issues to the Participant, as of the Grant Date, 222,222 shares of restricted stock (the “Restricted Stock”), subject to such vesting, transfer and other restrictions and conditions as set forth in this Agreement (the “Award”). Each share of Restricted Stock represents one Share, subject to the terms and conditions set forth in this Agreement and the Plan.

Section 2. Vesting Requirements.

(a) Generally. Except as otherwise provided herein, the Restricted Stock shall vest and become non-forfeitable Shares in equal installments on the Grant Date, the one-year anniversary of the Grant Date and the two-year anniversary of the Grant Date (each, a “Vesting Date”), subject to the Participant’s continuous service or employment with the Company and its Affiliates (“Service”) from the Grant Date through the applicable Vesting Date, except as set forth below.

(b) Termination of Employment without Cause, by reason of Death or Disability, or for Good Reason. Notwithstanding Section 2(a) hereof, in the event of the Participant’s termination of employment by the Company and its Affiliates without Cause, by reason of the Participant’s death or Disability (as defined in the Employment Agreement, dated as of May 8, 2021, by and between the Participant and the Company), or by the Participant for Good Reason, then the number of shares of Restricted Stock that would have otherwise vested in the 12-month period following the Participant’s termination of employment shall immediately vest on the date of such termination, subject to the Participant’s (or his estate’s or legal representative’s) execution and non-revocation of an effective release of claims in a form provided by the Company. Any Restricted Stock that do not become vested pursuant to the foregoing sentence shall immediately be forfeited and cancelled upon the Participant’s termination of Service.

(c) Other Terminations of Service. Upon the occurrence of a termination of the Participant’s Service for any reason other than as provided for by Section 2(b) hereof, all outstanding and unvested Restricted Stock shall immediately be forfeited and cancelled, and the Participant shall not be entitled to any compensation or other amount with respect thereto. Notwithstanding anything to the contrary herein, upon a termination of the Participant’s Service for Cause, all Restricted Stock, whether vested or unvested, shall immediately be forfeited and cancelled, and the Participant shall not be entitled to any compensation or other amount with respect thereto.

(d) Change in Control. Notwithstanding the foregoing, upon the occurrence of a Change in Control, the Restricted Stock will be subject to Section 12 of the Plan, provided that if the Award is not continued, assumed, replaced, converted or substituted in accordance with Section 12(a), then the Restricted Stock will fully vest as of immediately prior to a Change in Control.

(e) Termination of Employment in Connection with a Change in Control. Notwithstanding Section 2(b) hereof, in the event of the Participant’s termination of employment by the Company and its Affiliates without Cause, by reason of the Participant’s death or Disability, or by the Participant for Good Reason, in any such case within the period starting six months prior to the occurrence of a Change in Control and ending 12 months following the occurrence of a Change in Control, then the Restricted Stock shall fully vest immediately upon such termination of employment, subject to the Participant’s (or his estate’s or legal representative’s) execution and non-revocation of an effective release of claims in a form provided by the Company. The benefits detailed in this Section 2(e) are in lieu of the benefits described in Section 2(b), and it is intended that there be no duplication of such benefits.

Section 3. Restrictions on Transfer. No Restricted Stock (nor any interest therein) may be sold, assigned, alienated, pledged, attached or otherwise transferred or encumbered by the Participant otherwise than by will or by the laws of descent and distribution, and any such purported sale, assignment, alienation, pledge, attachment, transfer or encumbrance shall be void and unenforceable against the Company or any Affiliate; provided that the designation of a beneficiary shall not constitute a sale, assignment, alienation, pledge, attachment, transfer or encumbrance.

Section 4. Investment Representation. The Participant is acquiring the Restricted Stock for investment purposes only and not with a view to, or in connection with, the public distribution thereof in violation of the Securities Act of 1933, as amended (the “Securities Act”). No Shares shall be acquired unless and until the Company and/or the Participant shall have complied with all applicable federal or state registration, listing and/or qualification requirements and all other requirements of law or of any regulatory agencies having jurisdiction, unless the Committee has received evidence satisfactory to it that the Participant may acquire such shares pursuant to an exemption from registration under the applicable securities laws. The Participant understands and agrees that the Restricted Stock may not be offered, sold, assigned, transferred, pledged, hypothecated or otherwise disposed of except in compliance with this Agreement and the Securities Act pursuant to an effective registration statement or applicable exemption from the registration requirements of the Securities Act and applicable state securities or “blue sky” laws. Notwithstanding anything herein to the contrary, the Company shall have no obligation to deliver any Shares hereunder or make any other distribution of benefits hereunder unless such delivery or distribution would comply with all applicable laws (including, without limitation, the Securities Act), and the applicable requirements of any securities exchange or similar entity.

Section 5. Adjustments. The Award granted hereunder shall be subject to adjustment as provided in Section 4(b) of the Plan.

Section 6. No Right of Continued Service. Nothing in the Plan or this Agreement shall confer upon the Participant any right to continued Service with the Company or any Affiliate.

Section 7. Tax Withholding. The Award shall be subject to tax and/or other withholding in accordance with Section 13(e) of the Plan.

Section 8. Rights as a Stockholder; Dividends. The Participant shall have all privileges of a stockholder of the Company with respect to the Restricted Stock, including without limitation the right to vote any Shares underlying such Restricted Stock and to receive dividends or other distributions in respect thereof.

Section 9. Clawback. The Restricted Stock granted hereunder, and the Shares issued in respect of the Restricted Stock granted hereunder, shall be subject to Section 13(f) of the Plan.

Section 10. Amendment and Termination. Subject to the terms of the Plan, any amendment to this Agreement shall be in writing and signed by the parties hereto. Notwithstanding the immediately-preceding sentence, subject to the terms of the Plan, the Committee may waive any conditions or rights under, amend any terms of, or alter, suspend, discontinue, cancel or terminate, this Agreement and/or the Award; provided that, subject to the terms of the Plan, any such waiver, amendment, alteration, suspension, discontinuance, cancellation or termination that would materially impair the rights of the Participant or any holder or beneficiary of the Award shall not be effective without the written consent of the Participant, holder or beneficiary.

Section 11. Construction. The Award granted hereunder is granted by the Company pursuant to the Plan and is in all respects subject to the terms and conditions of the Plan. The Participant hereby acknowledges that a copy of the Plan has been delivered to the Participant and accepts the Award hereunder subject to all terms and provisions of the Plan, which are incorporated herein by reference. In the event of a conflict or ambiguity between any term or provision contained herein and a term or provision of the Plan, the terms of this Agreement will govern and prevail. The construction of and decisions under the Plan and this Agreement are vested in the Committee, whose determinations shall be final, conclusive and binding upon the Participant.

Section 12. Governing Law. This Agreement shall be construed and enforced in accordance with the laws of the State of Delaware, without giving effect to the choice of law principles thereof, or principles of conflicts of laws of any other jurisdiction which could cause the application of the laws of any jurisdiction other than the State of Delaware.

Section 13. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.

Section 14. Binding Effect. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, administrators, successors and assigns.

Section 15. Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, and each other provision of this Agreement shall be severable and enforceable to the extent permitted by law.

Section 16. Section 409A. This Agreement is intended to comply with, or be exempt from, Section 409A of the Code and shall be construed and administered in accordance with Section 409A of the Code. The Restricted Stock granted hereunder shall be subject to the provisions of Section 14 of the Plan.

Section 17. Entire Agreement. This Agreement and the Plan constitute the entire agreement between the parties with respect to the subject matter hereof and thereof.

[SIGNATURES ON FOLLOWING PAGE]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement effective as of the date first written above.

DIAMOND OFFSHORE DRILLING, INC.

By:	/s/ David L. Roland
Name:	David L. Roland
Title:	Senior Vice President, General Counsel and Secretary

PARTICIPANT

/s/ Bernie Wolford, Jr. May 8, 2021
Participant’s Signature Date
Name: Bernie Wolford, Jr.

[Signature Page to Restricted Stock Award Agreement]